UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2024

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty SiriusXM Common Stock	LSXMA	The Nasdaq Stock Market LLC
Series B Liberty SiriusXM Common Stock	LSXMB	The Nasdaq Stock Market LLC
Series C Liberty SiriusXM Common Stock	LSXMK	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2024, Liberty Media Corporation, a Delaware corporation (“Liberty Media”), agreed, subject to certain conditions, to acquire approximately 86% of the equity interests in Dorna Sports, S.L., a private limited company incorporated in Spain (“Dorna”), in a transaction with an aggregate equity value of approximately €3.502 billion (the “Transaction”). To effect the Transaction, Liberty Media entered into a Share Purchase Agreement (the “Purchase Agreement”), with Libertad Especia, S.L.U., a private limited company incorporated in Spain and a wholly owned subsidiary of Liberty Media (“Buyer”), Global Racing LX2 S.à.r.l., a company incorporated in Luxembourg (“Institutional Seller”), Global Racing LX1 S.à.r.l., a company incorporated in Luxembourg (“LX1 Seller”), and certain current Dorna management equity holders (the “Management Sellers” and together with the Institutional Seller and LX1 Seller, the “Sellers”).

Concurrent with the entry into the Purchase Agreement and as further contemplated by the Purchase Agreement, Buyer, Dorna and certain Management Sellers (the “Initial Management Holders”) entered into a shareholders’ agreement (the “Shareholders’ Agreement”), and prior to the closing of the Transaction (the “Closing” and the date upon which the Closing occurs, the “Closing Date”), all other Management Sellers who retain shares of Dorna (such holders, together with the Initial Management Holders, the “Rollover Management Holders”) will also become parties to such Shareholders’ Agreement, pursuant to which, among other things, subject to the occurrence of the Closing, the parties will agree to the governance, administration and management of Dorna and its subsidiaries, as well as liquidity rights of the Rollover Management Holders and obligations with respect to the transfer of the Holdover Shares (as defined below).

The terms of the definitive agreements entered into in connection with the Transaction are summarized below.

Purchase Agreement

Upon the Closing, Buyer will own approximately 86% of the equity interests in Dorna with approximately 14% of the equity interests in Dorna continuing to be owned by the Rollover Management Holders.

Consideration. Pursuant to the Purchase Agreement, and subject to the terms thereof, Buyer will acquire approximately 86% of the equity interests in Dorna for an aggregate purchase price of approximately €3.017 billion to be payable to the Sellers in the following manner: (a) approximately €2.282 billion in cash; and (b) shares of Liberty Media’s Series C Liberty Formula One common stock, par value $0.01 per share (“FWONK” and such shares of FWONK issued to the Sellers, the “Consideration Shares”), with an aggregate value equal to approximately €735 million, valued using the average of the daily volume-weighted average price per share of FWONK for the 20 consecutive trading day period ending on and including the trading day immediately preceding the date of delivery of the Consideration Schedule (as defined in the Purchase Agreement). Further, the Purchase Agreement allows Buyer, in its sole discretion, to elect to increase the total cash consideration to be paid to the Sellers, with a corresponding reduction in the total number of Consideration Shares.

Rollover Management Holders. In addition to the consideration payable to the Sellers, approximately 14% of the outstanding shares of Dorna, equivalent to approximately €485 million in value, will be retained by certain Management Sellers (the “Holdover Shares”). Pursuant to the terms of the Shareholders’ Agreement, Buyer has certain rights and/or obligations to purchase the Holdover Shares from the Rollover Management Holders at various times following the Closing.

Closing Conditions. The Closing is subject to the following conditions: (a) obtaining the required approvals under specified foreign competition laws (the “Regulatory Condition”); (b) obtaining the required approvals under the rules and regulations issued by Spanish and Italian foreign investment authorities (the “FDI Condition”); and (c) there being no law or order prohibiting the consummation of the Transaction.

Warranties. The Purchase Agreement includes certain warranties and covenants of Liberty Media, Buyer and the Sellers. Further and in addition to the foregoing, in connection with the Purchase Agreement, each of Buyer and certain Management Sellers entered into a Management Warranty Deed, dated March 29, 2024, pursuant to which such Management Sellers provided certain warranties regarding the Company.

Covenants. Pursuant to the terms of the Purchase Agreement, during the period between entry into the Purchase Agreement and the Closing Date, the Sellers have agreed, among other things, except with the consent of Liberty Media (not to be unreasonably withheld or delayed), to operate Dorna’s business in the ordinary course, not make any material change in the nature of or organization of Dorna’s business and to refrain from taking other specified actions.

Termination. In addition to certain other termination provisions, the Purchase Agreement provides that the Purchase Agreement may be terminated by Buyer or Institutional Seller if either the Regulatory Condition or the FDI Condition has not been satisfied by 5:00 p.m. London time on December 31, 2024 (the “Longstop Date”); provided, however, that in the event that either the Regulatory Condition or the FDI Condition has not been satisfied by the Longstop Date, Buyer is entitled to extend the Longstop Date until 5:00 p.m. London time on March 31, 2025 so long as (a) Buyer has notified Institutional Seller of its decision to extend the Longstop Date on or before 5:00 p.m. London time on December 31, 2024 and (b) except where a Sellers’ Non-Compliance Event (as defined in the Purchase Agreement) has occurred, Liberty Media pays €126 million (the “Upfront Amount”) within five business days after December 31, 2024. The Upfront Amount will be in addition to, and will not reduce or otherwise offset, the consideration otherwise payable to the Sellers at the Closing.

If Buyer has (a) not extended the Longstop Date and the Purchase Agreement is terminated as a result of either the Regulatory Condition or the FDI Condition not being satisfied by 5:00 p.m. London time on December 31, 2024 and a Sellers’ Non-Compliance Event has not occurred, or (b) extended the Longstop Date but was not required to pay the Upfront Amount because of the occurrence of a Sellers’ Non-Compliance Event and the Purchase Agreement is subsequently terminated as a result of the Regulatory Condition or the FDI Condition not being satisfied by the extended Longstop Date, Buyer shall pay a fee equal to €126 million no later than five business days after such event.

Registration Rights. Pursuant to the Purchase Agreement, Liberty Media and Institutional Seller agreed to enter into a registration rights agreement (the “Institutional Seller Registration Rights Agreement”) at the Closing, pursuant to which Liberty Media will agree to, as soon as possible following the Closing (and in any event within two business days), file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 covering the resale on a delayed or continuous basis of the Consideration Shares to be issued to Institutional Seller. The Institutional Seller Registration Rights Agreement will also entitle Institutional Seller to effect a sale of any or all of its Consideration Shares by means of one or more underwritten offerings, subject to certain limitations, and includes other customary terms and conditions for a transaction of this type. Subject to certain limitations, Liberty Media is obligated to exercise commercially reasonable efforts to assist Institutional Seller in connection with such sales of its Consideration Shares.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Financing

Buyer and Delta 2 (Lux) Sàrl, an indirect wholly owned subsidiary of Liberty Media, have entered into a commitment letter, dated as of March 29, 2024 (the “Commitment Letter”), with Goldman Sachs Bank USA (the “Commitment Party”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Party has committed to provide an unsecured 364-day term loan bridge facility in an amount up to $2 billion. The proceeds of the borrowings (if any) under the bridge facility provided for in the Commitment Letter will be applied to (a) fund the cash component of the Transaction and (b) pay the fees and expenses incurred in connection with the Transaction.

Shareholders’ Agreement

The Shareholders’ Agreement, which will become effective at the Closing (other than certain limited provisions of the Shareholders’ Agreement, that became effective upon execution of the Shareholders’ Agreement), provides for, among other things, subject to the occurrence of the Closing, the governance, administration and management of Dorna and its subsidiaries, as well as liquidity rights of the Rollover Management Holders and obligations with respect to the transfer of the Holdover Shares.

Governance. Pursuant to the terms of the Shareholders’ Agreement, subject to the occurrence of the Closing, Dorna will be governed by a board of directors consisting of seven individuals, with Buyer having the right to appoint six directors and, so long as the Rollover Management Holders, together with their affiliated entities, continue to hold in the aggregate at least 35% of the Holdover Shares held by them immediately following the Closing, the remaining director being appointed by the Rollover Management Holders (subject to Buyer’s reasonable consent if the director is not a Rollover Management Holder) (such director, the “RMH Director Designee”).

Liquidity Rights. Subject to the occurrence of the Closing, the Shareholders’ Agreement also provides for certain put and call rights in favor of the Rollover Management Holders and Buyer. Pursuant to the Shareholders’ Agreement, each Rollover Management Holder will have the right to cause Buyer (or its designee) to acquire the Holdover Shares of Dorna held by such Rollover Management Holder (including the Holdover Shares held by certain entities affiliated with such Rollover Management Holder) (such shares with respect to each such Rollover Management Holder, the “Subject Shares”), such that, if timely exercised by such Rollover Management Holder, Buyer will be obligated to acquire such Subject Shares as follows:

•	one-third of such Rollover Management Holder’s Subject Shares following the third anniversary of the Closing Date;

•	two-thirds of such Rollover Management Holder’s Subject Shares following the fifth anniversary of the Closing Date, less any Subject Shares previously acquired by Buyer (or its designee) in connection with the exercise of the above described put right by such Rollover Management Holder; and

•	all remaining Subject Shares held by such Rollover Management Holder following the sixth anniversary of the Closing Date.

From and after the eighth anniversary of the Closing Date, Buyer (or its designee) will have the right on an annual basis, if timely exercised by Buyer for any such year, to acquire from any Rollover Management Holder any or all Subject Shares then held by such Rollover Management Holder. If Buyer does not exercise such call right to acquire any such Subject Shares, each Rollover Management Holder that holds Subject Shares will then have the right, on an annual basis, if timely exercised by such Rollover Management Holder for any such year, to cause Buyer (or its designee) to acquire any Subject Shares then held by such Rollover Management Holder.

The price per Holdover Share to be paid in connection with the exercise of any such put or call rights will be equal to the fair market value of such Holdover Share, with such fair market value determined in accordance with the terms of the Shareholders’ Agreement.

In addition, if the professional relationship of a Rollover Management Holder with Dorna (or its subsidiaries) is terminated, including, without limitation, as a result of a resignation of employment by such Rollover Management Holder or a termination of employment by Dorna (or its subsidiaries), (a) Buyer (or its designee) will have the right to acquire the Holdover Shares held by such Rollover Management Holder and (b) in certain circumstances depending on the reason for the termination of such Rollover Management Holder’s employment with Dorna (or its subsidiaries), if Buyer (or its designee) did not exercise the call right described immediately above in clause (a), such Rollover Management Holder will have the right to cause Buyer (or its designee) to acquire the Subject Shares held by such Rollover Management Holder. In either case, the consideration payable for such Subject Shares will depend on the reason for termination of the employment of such Rollover Management Holder, as specified in the Shareholders’ Agreement.

In connection with any consideration payable by Buyer to the Rollover Management Holders for the Holdover Shares under the Shareholders’ Agreement, including, without limitation, in connection with the exercise of any such put and call rights described above, Buyer (or its designee) is permitted to satisfy up to 50% of such consideration owed to such Rollover Management Holder in the form of the delivery of unregistered FWONK shares (or its successor security, if applicable), with the number of such FWONK shares to be so delivered to such Rollover Management Holder determined based on the average of the daily volume-weighted average sales price per share of the FWONK shares for each of the 20 consecutive trading days ending three trading days prior to the delivery of such FWONK shares to such Rollover Management Holder. If Buyer (or its designee) delivers any FWONK shares in satisfaction of any such obligations pursuant to the Shareholders’ Agreement, such FWONK shares will be subject to the SHA Registration Rights Agreement (as defined below).

Certain Share Transfer Obligations. Subject to the occurrence of the Closing, the Shareholders’ Agreement also provides that, in connection with certain extraordinary transactions, including, without limitation, the sale of all of the shares of Dorna (the “Dorna Shares”) held by Buyer to an unaffiliated third party, an initial public offering or direct listing of the Dorna Shares or a split-off of Dorna into a publicly traded company (or certain similar transactions involving the equity securities of Buyer (or such other holding company of Dorna if Dorna constitutes the primary operating asset of such holding company)), Buyer will have the right, subject to the terms and conditions in the Shareholders’ Agreement, to cause the Rollover Management Holders to sell, exchange or otherwise dispose of their Holdover Shares in such transaction and to take such other actions as are necessary, advisable, desirable or appropriate, as determined by Buyer, to pursue, implement, effect and consummate such transaction.

In addition, if Buyer desires to sell any of its Dorna Shares to an unaffiliated third party in a transaction that does not constitute such an extraordinary transaction, including if such Dorna Shares are sold indirectly through the sale of equity securities of Buyer or of any such holding company, except for certain permitted transfers as specified in the Shareholders’ Agreement, subject to the terms and conditions of the Shareholders’ Agreement, the Rollover Management Holders will have the right to participate in such sale on a pro rata basis on the same terms as those applicable to Buyer (subject to equitable adjustments if the equity securities of Buyer or such other holding company, instead of the Dorna Shares, are to be sold).

Registration Rights. Pursuant to the Shareholders’ Agreement, Liberty Media, the Management Sellers and the Rollover Management Holders agreed to enter into a registration rights agreement (the “SHA Registration Rights Agreement”) at the Closing, substantially in the form attached to the Shareholders’ Agreement, pursuant to which Liberty Media will agree to, at specified times following the Closing, file with the SEC a registration statement on Form S-3 covering the resale on a delayed or continuous basis of (a) the Consideration Shares issued to the Management Sellers in connection with the Purchase Agreement and (b) the Consideration Shares (as defined in the Shareholders’ Agreement) that may be issued to a Rollover Management Holder in connection with the exercise of the call and put options and transfer rights applicable to the Holdover Shares held by a Rollover Management Holder described above.

The foregoing description of the Shareholders’ Agreement does not purport to be complete and is qualified in its entirety by the full text of the Shareholders’ Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

The Purchase Agreement and the Shareholders’ Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and the Shareholders’ Agreement, and the other transactions contemplated by such agreements. They are not intended to provide any other factual information about Liberty Media, Buyer, Dorna, the Sellers or their respective subsidiaries, affiliates, businesses or equity holders. The representations, warranties and covenants set forth in the Purchase Agreement and the Shareholders’ Agreement, as applicable, were made only for the purposes of those agreements and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and the Shareholders’ Agreement (and the express third party beneficiaries described therein), as applicable, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and Shareholders’ Agreement instead of establishing these matters as facts, as well as by information contained in Liberty Media’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Liberty Media, Buyer, Dorna, the Sellers, or any of their respective subsidiaries, affiliates, businesses, or equity holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and Shareholders’ Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures by Liberty Media. Accordingly, representations and warranties in the Purchase Agreement and Shareholders’ Agreement should not be relied on as characterization of the actual state of facts about Liberty Media, Buyer, Dorna or the Sellers.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

The FWONK shares that may be issued under the Purchase Agreement or the Shareholders’ Agreement are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof, Rule 506 of Regulation D promulgated thereunder and/or Regulation S promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On April 1, 2024, Liberty Media issued a press release announcing the proposed Transaction and the entry into the Purchase Agreement. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

An investor conference call will be held with investors at 8:30 a.m., Eastern Time / 2:30 p.m., Central European Time on April 1, 2024 to discuss the proposed Transaction. Information on how to participate in the call can be found in the press release. An audio replay of the conference call will be available on Liberty Media’s website shortly thereafter.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Share Purchase Agreement, dated as of March 29, 2024, by and among Liberty Media Corporation, Libertad Especia, S.L.U, Global Racing LX2 S.à.r.l., Global Racing LX1 S.à.r.l., and the other sellers named therein
10.1†	Shareholders’ Agreement, dated as of March 29, 2024, by and among Libertad Especia, S.L.U., Dorna Sports, S.L. and certain other equity holders named therein
99.1	Press Release, dated as of April 1, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Liberty Media hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Liberty Media may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed Transaction and its completion and statements relating to our expectations regarding the Formula One Group business and the Dorna business and prospects. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs and integration costs in connection with the proposed Transaction; the parties may not realize the potential benefits of the proposed Transaction in the near term or at all; the parties may not satisfy all conditions to the proposed Transaction, including the failure to obtain regulatory approvals; the proposed Transaction may not be consummated; there may be liabilities that are not known, probable or estimable at this time; the proposed Transaction may result in the diversion of management’s time and attention to issues relating to the proposed Transaction and integration; unfavorable outcomes of legal proceedings that may be instituted against the parties following the announcement of the proposed Transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Liberty Media’s risk profile, which it may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Liberty Media files with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including its most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media subsequently filed with the SEC, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s businesses which may affect the statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2024

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President and Deputy General Counsel